SOUTHWEST GEORGIA FINANCIAL CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT, (this “Agreement”), dated as of              (the “Date of Grant”), is made by and between Southwest Georgia Financial Corporation (the “Company”), and                       (the “Grantee”).

WHEREAS, the Company has adopted the 2013 Omnibus Incentive Plan (the “Plan”), pursuant to which the Company may grant Restricted Stock Awards;

WHEREAS, the Company desires to grant to the Grantee a Restricted Stock Award with respect to the number of shares of Common Stock provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Grant of Restricted Stock Award

(a) Grant of Restricted Stock Award. The Company hereby grants to the Grantee                       shares of the Common Stock of the Company (the “Shares”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Shares shall be nontransferable and forfeitable until the time they vest and become non-forfeitable as set forth in Section 2(e) below.

(b) Incorporation of Plan; Capitalized Terms. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Administrator shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

Section 2. Terms and Conditions of Award

The Restricted Stock Award (the “Award) provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a) Ownership of Shares. Subject to the restrictions set forth in the Plan and Section 2(c) of this Agreement, while the Shares remain subject to forfeiture in accordance with the terms of this Agreement, the Grantee shall possess all incidents of ownership of the Shares subject to the Restricted Stock Award granted hereunder, including, without limitation, (i) the right to vote such Shares, and (ii) subject to Section 2(b) of this Agreement, the right to receive dividends with respect to such Shares of Restricted Stock (but only to the extent declared and paid to holders of Common Stock by the Company in its sole discretion), provided, however, that any such dividends shall be treated, to the extent required by applicable law, as additional compensation, subject to required withholdings, for tax purposes if paid on the Shares.

(b) Dividends. Any dividends payable with respect to the Shares (whether such dividends are paid in cash, stock or other property) (i) shall be subject to the same restrictions (including the risk of forfeiture) as the Shares with regard to which they are issued; (ii) shall herein be encompassed within the term “Restricted Stock Award”; (iii) shall be held by the Company for the Grantee prior to vesting; and (iv)  shall be paid or otherwise released to the Grantee, without interest, promptly (and no later than thirty (30) days) after the vesting of the Shares with regard to which they were issued. Notwithstanding the foregoing, however, no such dividends will be paid with respect to any Shares that do not become vested and non-forfeitable.

(c) Restrictions. The Shares subject to this Restricted Stock Award and any rights and interests therein, may not be sold, assigned, transferred, pledged, exchanged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, during the Restricted Period while they remain subject to forfeiture. Notwithstanding the foregoing, however, Grantee, with the approval of the Compensation Committee, may transfer such Shares for no consideration to or for the benefit of Grantee’s immediate family members or trusts or other entities on behalf of Grantee and/or immediate family members, subject to such limits as the Committee may establish, and the transferee(s) shall remain subject to all the terms and conditions applicable to the Shares prior to transfer (including, without limitation, the provisions regarding vesting and forfeiture), except such transferee may not transfer the Shares except by will or the laws of descent and distribution while they remain subject to forfeiture. No right or interest of Grantee or any transferee in the Shares shall be subject to any lien or any obligation or liability of the Grantee or any transferee. Any attempt to dispose of any Shares subject to the Restricted Stock Award in contravention of the above restriction shall be null and void and without effect.

(d) Certificate; Book Entry Form; Legend. The Company shall issue the Shares subject to this Restricted Stock Award either (i) in certificate form, in which event the Company shall retain custody of any such certificates evidencing the Shares, or (iii) in book entry form, registered in the name of the Grantee, with legends, or notations, as applicable, referring to the terms, conditions and restrictions applicable to the Award, until the Shares vest and become non-forfeitable. The Grantee agrees that any certificate issued for Restricted Stock prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend:

This certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer (the “Restrictions”), contained in the 2013 Omnibus Incentive Plan, as amended, and an agreement entered into between the registered owner and the Company. Any attempt to dispose of these shares in contravention of the Restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null and void and without effect.

With respect to any Shares forfeited under this Agreement, Grantee does hereby irrevocably constitute and appoint the Secretary of the Company or any successor Secretary of the Company (the “Secretary”) as his attorney to transfer the forfeited Shares on the books of the Company with full power of substitution in the premises. The Secretary shall use such authority to cancel any Shares that are forfeited under this Agreement.

(e) Lapse of Restrictions. Subject to Section 2(f) below, one-fifth (1/5) of the number of Shares subject to this Restricted Stock Award issued hereunder (rounded down to the nearest whole Share, if necessary) shall vest and become non-forfeitable, and the restrictions with respect to such portion of the Restricted Stock Award shall lapse, on each of the first four (4) anniversaries of the Date of Grant and the remaining Shares shall vest and become non-forfeitable, and the restrictions with respect to such remaining portion of the Restricted Stock Award shall lapse, on the fifth (5TH) anniversary of the Date of Grant, provided Grantee remains in the continuous employ of the Company or an Affiliate from the Date of Grant through such date(s).

Upon the lapse of restrictions relating to any Shares subject to this Restricted Stock Award, the Company shall, as applicable, either remove the notations on any such Shares of Common Stock issued in book-entry form or deliver to the Grantee or the Grantee’s personal representative a stock certificate representing such Shares of Common Stock, free of the restrictive legend described in Section 2(d), equal to the number of Shares of Common Stock with respect to which such restrictions have lapsed.

(f) Termination of Employment. Notwithstanding Section 2(c) and (e), in the event of the termination of the Grantee’s employment or service with the Company and its Affiliates for any reason prior to the lapsing of restrictions in accordance with Section 2(e) with respect to any portion of the Shares subject to this Restricted Stock Award granted hereunder, such portion of the Shares subject to this Restricted Stock Award held by the Grantee shall be automatically forfeited by the Grantee as of the date of termination.

Any Shares forfeited pursuant to this Agreement shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such Shares.

(g) Corporate Transactions. The following provisions shall apply to the corporate transactions described below:

(i) If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction, then, subject to any required action by the Company’s shareholders, the number of Shares and the kind of shares or other securities of the Company that are subject to this Agreement are to be proportionately adjusted; except that no fractional shares are to be issued or made subject to this Agreement in making the foregoing adjustments.

(ii) If, while all or any portion of the Shares remain non-transferable and forfeitable, the Company proposes to merge or consolidate with another corporation, whether or not the Company is to be the surviving corporation, or if the Company proposes to liquidate or sell or otherwise dispose of substantially all of its assets or substantially all of the outstanding shares of Common Stock are to be sold, or a Change in Control (within the meaning of the Plan) occurs, then the Committee may, in its sole discretion, either (i) make appropriate provision for the protection of the Shares by the substitution on an equitable basis of (A) appropriate stock of the surviving corporation or its parent in the merger or consolidation or other reorganized corporation that will be issuable in respect to the Shares when they vest, or (B) any alternative consideration as the Committee, in good faith, may determine to be equitable in the circumstances; and, in either case, require in connection therewith the surrender of the Shares so replaced; or (ii) provide that the unvested and forfeitable portion of the Shares become vested and non-forfeitable within a specified number of days of the date of such notice or immediately prior to the consummation of such transaction or event (to the extent the Shares will not otherwise vest and become non-forfeitable on the consummation of such transaction or event).

(iii)  All adjustments made or actions taken by the Committee under this Section 2(g) will be final, conclusive and binding upon Grantee and made in accordance with the Plan.

(h) Taxes. The Company’s obligation to deliver the certificates for the Shares upon vesting is subject to Grantee’s satisfaction of any applicable federal, state and local income and employment tax and withholding requirements in a manner and form satisfactory to the Company. In accordance with procedures that the Committee may establish, the Committee, to the extent applicable law permits, may allow Grantee or Grantee’s transferee(s) to pay such amounts (but only for the minimum required withholdings unless additional withholdings will not result in adverse financial accounting consequences to the Company) (i) by surrendering (actually or by attestation) shares of Common Stock that Grantee already owns, (ii) by a cashless exercise through a broker, (iii) by means of a "net settlement" procedure or (iv) by such other medium of payment as the Committee in its discretion shall authorize.

(i) Section 83(b) Election. The Grantee hereby acknowledges that he or she may file an election pursuant to Section 83(b) of the Code to be taxed currently on the fair market value of the Shares (less any purchase price paid for the Shares), provided that such election must be filed with the Internal Revenue Service no later than thirty (30) days after the Date of Grant of such Restricted Stock Award. The Grantee will seek the advice of his or her own tax advisors as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock Award under federal, state, and any other laws that may be applicable. The Company and its affiliates and agents have not and are not providing any tax advice to the Grantee. Notwithstanding any other provision of this Agreement, Grantee shall be responsible for satisfying in cash or cash equivalent any applicable federal, state and local income and employment tax and withholding requirements attributable to the making of any election pursuant to Section 83(b) of the Code with respect to the Restricted Stock Award.

Section 3. Miscellaneous

(a) Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to both the Chief Financial Officer and the General Counsel of the Company at the principal office of the Company and, in the case of the Grantee, to the Grantee’s address appearing on the books of the Company or to the Grantee’s residence or to such other address as may be designated in writing by the Grantee. Notices may also be delivered to the Grantee, during his or her employment, through the Company’s inter-office or electronic mail systems.

(b) No Right to Continued Employment. Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the employ of the Company or any Affiliate or shall interfere with or restrict in any way the right of the Company or any Affiliate, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without Cause and with or without advance notice.

(c) Bound by Plan. By signing this Agreement, the Grantee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d) Other Employee Benefits. The amount of any compensation deemed to be received by Grantee as a result of the vesting of the Shares or the payment of any dividends hereunder will not constitute "earnings" with respect to which any other benefits of the Grantee are determined, including, without limitation, benefits under any pension, profit sharing, life insurance or salary continuation plan.

(e) Imposition of Other Requirements. If the Grantee relocates to another country after the Date of Grant, the Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(f) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(g) Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted. (h) Section 409A. It is intended that the Shares granted hereunder, and the rights to receive any dividends with respect to the Shares, be exempt from the requirements applicable to nonqualified deferred compensation requirements subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this Agreement, any action taken hereunder shall be undertaken in a manner that will not negatively affect the status of the Shares as exempt from treatment as deferred compensation subject to Section 409A of the Code unless such action otherwise complies with Section 409A of the Code to the extent necessary to avoid noncompliance. Notwithstanding the foregoing, neither the Company, any Affiliate nor their employees, officers, directors or agents will have any liability to the Grantee or any transferee if the Shares otherwise fail to be exempt from, or comply with, Section 409A of the Code.

(i) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

(j) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(k) Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Georgia.

(l) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(m) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page to Follow]

By Grantee’s signature and the signature of the Company’s representative below, or by Grantee’s acceptance of this Award through the Company’s online acceptance procedure, this Agreement shall be deemed to have been executed and delivered by the parties hereto as of the Date of Grant.

SOUTHWEST GEORGIA FINANCIAL CORPORATION
By:
Its:
Printed Name:

Grantee
By:
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